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                                  EXHIBIT 99.1





                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Bull Run Corporation (the "Company") for the quarterly period ended May 31, 2003 (the "Periodic Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company, hereby certify pursuant to Title 18, Section 1350 United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, to the best of their knowledge and belief, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  July 14, 2003



/s/ ROBERT S. PRATHER, JR.
------------------------------------
Robert S. Prather, Jr.
President and Chief Executive Officer



/s/ FREDERICK J. ERICKSON
------------------------------------
Frederick J. Erickson
Vice President - Finance and Chief Financial Officer














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